AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1999

                              REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  -------------
                              HELMSTAR GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                                 13-2689850
(State or Other Jurisdiction                                    (I.R.S. Employer
     of Incorporation or                                         Identification
        Organization)                                                Number)

                        2 World Trade Center, Suite 2112
                            New York, New York 10048
                                 (212) 775-0400
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)
                          -----------------------------
              Helmstar Group, Inc. 1990 Incentive Compensation Plan
                   Helmstar Group, Inc. 1999 Stock Option Plan

                                George W. Benoit
                              Helmstar Group, Inc.
                        2 World Trade Center, Suite 2112
                            New York, New York 10048
                                 (212) 775-0400
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                  Please send copies of all correspondence to:

                               George Lander, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                          New York, New York 10022-2605
                          Telephone No. (212) 838-4175
                             Fax No. (212) 838-9190
                              --------------------

=================================================================================================================
                                                               Proposed            Proposed
                                                                Maximum             Maximum           Amount of
        Title of Securities              Amount to be        Offering Price        Aggregate         Registration
          to be Registered              Registered (1)          per Share        Offering Price           Fee
-----------------------------------------------------------------------------------------------------------------
 Common   Stock  (par
 value    $.10    per
 share)        issued
 pursuant to exercise
 of  options  granted
 under    the    1990
 Incentive
 Compensation   Plan,
 as   amended    (the
 "1990 Plan")                              560,000             $2.02 (2)           $1,131,200 (2)       $314.47
-----------------------------------------------------------------------------------------------------------------
 Common   Stock  (par
 value    $.10    per
 share)      issuable
 pursuant  to options
 that may be  granted
 under the 1999 Stock
 Option   Plan   (the
 "1999 Plan") (3)   \                      350,000               $6.00             $2,100,000           $583.80
-----------------------------------------------------------------------------------------------------------------
Total                                      910,000                                 $3,231,200           $898.27
=================================================================================================================

         (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares or rights which by reason of certain events specified in the 1990 Incentive Compensation Plan, as amended, and the 1999 Stock Option Plan (collectively, the "Plans") become subject to the Plans.

         (2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $2.02 per share for outstanding options to purchase a total of 560,000 shares of Common Stock.

         (3) Calculated in accordance with Rule 457(c) and Rule 457(h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low sales prices reported on the American Stock Exchange on October 11, 1999, with respect to shares available for grant under the 1999 Plan.

                              HELMSTAR GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents containing the information specified in this Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Prospectus by reference:

     (1)  Annual  Report on Form 10-KSB for the fiscal year ended  December  31,
          1998;

     (2)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

     (3)  Quarterly  Report on Form 10-QSB for the quarter  ended June 30, 1999;
          and

     (4) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such information.

     Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this registration statement is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this registration statement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Helmstar Group, Inc., 2 World Trade Center, Suite 2112, New York, New York 10048, (212) 775-0400, Attention: George
W. Benoit, President.

Item 4. Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

         Sections 145 of the Delaware General Corporation Law grants to the Company the power to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

         The Company's certificate of incorporation provides as follows:

         "TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

Item 7.  Exemption From Registration Claimed

Not Applicable

Item 8.  Index to Exhibits

Certain of the following exhibits, as indicated parenthetically, were previously filed as exhibits to other reports or registration statements filed by the Registrant under the Securities Act or under the Exchange Act and are hereby incorporated by reference.

Exhibit No.              Description

4.1                      Restated  Certificate of Incorporation of the Registrant filed on July 31, 1987 and amendments  thereto filed on June 8, 1989,  September 14, 1990 and December
                         2,  1991.  Certificate  of change  of  location  of  registered  office  and of registered  agent  filed on May 7,  1992.  (Incorporated  by  reference  to the
                         Registrant's  Annual  Report on  Form 10-KSB  for the year ended  December  31,
                         1997.)

4.2                      Amended and Restated  By-Laws of the Registrant.  (Incorporated by reference to the  Registrant's  Annual Report on Form 10-KSB for the year ended December 31,
                         1995.)

4.3                      1990 Incentive Compensation Plan (Incorporated by reference to the Registrant's
                         Annual Report on Form 10-KSB for the year ended December 31, 1995)

4.4                      Amendment to the 1990 Incentive  Compensation  Plan  (Incorporated by reference to the  Registrant's  Annual Report on Form 10-KSB for the year ended  December
                         31, 1996)

4.5                      1999 Stock Option Plan

4.6                      Form of Stock Option Agreement

5.1                      Opinion of Morse,  Zelnick, Rose & Lander, LLP as to legality of the securities being registered

23.1                     Consent of Richard A. Eisner & Company, LLP (independent public accountants)

23.2                     Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)

24                       Power of Attorney (included in signature page)

Item 9.  Undertakings

         The undersigned hereby undertakes:

         (a) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraph (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 14th day of October, 1999.

                                  HELMSTAR GROUP, INC.

                                  By:      /s/  George W. Benoit
                                           ---------------------
                                           George W. Benoit,
                                           President and Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Benoit, Kevin J. Benoit, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre-or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might not could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on October 14, 1999.

Signatures                           Title
----------                           -----

/s/ George W. Benoit                 President, Chief Executive
----------------------------         Officer and Director
George W. Benoit

/s/ Anthony S. Conigliaro            Chief Financial Officer
----------------------------
Anthony s. Conigliaro

/s/ Charles W. Currie                Director
----------------------------
Charles W. Currie

/s/ David W. Dube                    Director
----------------------------
David W. Dube

/s/ Kevin J. Benoit                  Director
----------------------------
Kevin J. Benoit

/s/ Joseph G. Anastasi               Director
----------------------------
Joseph G. Anastasi

/s/ James J. Murtha                  Director
----------------------------
James J. Murtha